Exhibit 99.1

Cohu Reports Third Quarter 2020 Results

●	Sales of $150.6 million exceeded previous guidance

●	Gross margin of 42.2%; non-GAAP gross margin of 44.0%

●	Reduced Term Loan B debt associated with the financing of the Xcerra acquisition by $17.3 million

●	Strong mobility orders for RF testers and handlers driven by new 5G smartphones

●	Improving demand from automotive and industrial segment customers ahead of previous expectations

POWAY, Calif., October 29, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2020 third quarter net sales of $150.6 million and GAAP loss of $6.6 million or $0.16 per share. Net sales for the first nine months of 2020 were $433.7 million and GAAP loss was $28.7 million or $0.69 per share.(1)

Cohu also reported non-GAAP results, with third quarter 2020 income of $11.6 million or $0.27 per share and income of $18.9 million or $0.44 per share for the first nine months of 2020.(1)

GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2020	Q2 FY 2020	Q3 FY 2019	9 Months 2020	9 Months 2019

Net sales	$150.6	$144.1	$143.5	$433.7	$441.3
Loss	$(6.6)	$(4.7)	$(10.5)	$(28.7)	$(52.7)
Loss per share	$(0.16)	$(0.11)	$(0.25)	$(0.69)	$(1.28)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2020	Q2 FY 2020	Q3 FY 2019	9 Months 2020	9 Months 2019

Income	$11.6	$7.1	$4.9	$18.9	$4.3
Income per share	$0.27	$0.17	$0.12	$0.44	$0.10

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of third quarter 2020 were $170.9 million.

“The mobility segment continued to strengthen during third quarter with a Cohu test cell design-win, new customers for our Neon inspection platform, and the launch and accelerated ramp of our RedDragon RF module for testing 5G, Wi-Fi 6 and Ultra-Wideband devices. Improving automotive and industrial segment orders are driving a ramp in handler deliveries ahead of previous expectations, and PCB test orders were again at record highs. In light of rapidly improving business conditions, Cohu took action to reduce outstanding principal under its Term Loan B debt associated with the financing of the Xcerra acquisition in October 2018,” said Cohu President and CEO Luis Müller. “We are encouraged by momentum across Cohu’s main market segments, and by customer traction with our new products going into 2021.”

Cohu expects fourth quarter 2020 sales to be between $176 million and $192 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss third quarter 2020 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on October 29, 2020. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 2789504. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, acquisition-related costs and associated professional fees, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment, purchase accounting inventory step-up included in cost of sales and amortization of cloud-based software implementation costs (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding a Cohu test cell design-win, new customers for our Neon inspection platform, launch and accelerated ramp of our RedDragon RF module for testing 5G, Wi-Fi 6 and Ultra-Wideband devices, improving automotive and industrial segment orders, rapidly improving business conditions and momentum across Cohu’s main market segments, customer traction with our new products going into 2021, customer opportunities for integrated test cell elements, cost benefits of using virtual reality technology, temporary cost savings and expense reductions, optimizing OpEx spending, any comments on Cohu’s FY 2021 outlook or growth, business model for FY’20, % of incremental revenue expected to fall to operating income, debt deleveraging priority,  Cohu’s fourth quarter 2020 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, adjusted EBITDA and effective tax rate, and cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: The ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business, financial condition and results of operations, and COVID-19 could re-surge at any time and our business could be abruptly impacted again to an even greater extent; October 2020 COVID-19 related government movement control orders reinstituted in Malaysia and actual adverse impacts that have begun to reoccur among Malaysia-based or other suppliers; Recently increasing COVID-19 cases in countries where Cohu’s principal facilities are located including the United States, the Philippines, Malaysia, Switzerland and Germany; Other significant risks associated with the Xcerra acquisition, integration and synergies including the failure to achieve the expected benefits of the acquisition, and mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles; Continued availability of capital and financing and additional rating agency downgrade actions, and limited market access given our high debt levels; Our Credit Agreement contains various representations and negative covenants that limit our business flexibility; Changes to or replacement of LIBOR may adversely affect interest rates; Adverse investor reaction to the recently suspended cash dividend; Other risks associated with acquisitions; inventory, goodwill and other asset write-downs; Our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; Lost productivity, project delays and internal control risks due to ongoing employee “work from home” programs; Our reliance on third-party contract manufacturers and suppliers; Failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; Market demand and adoption of our new products; Customer orders may be canceled or delayed; Design-wins may or may not result in future orders or sales; The concentration of our revenues from a limited number of customers; Intense competition in the semiconductor equipment industry; Our reliance on patents and intellectual property; Compliance with U.S. export regulations; Impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; Geopolitical issues, trade wars and Huawei/HiSilicon export restrictions (including new restrictions effective in May and August 2020); Retention of key staff; Other health epidemics or natural disasters; ERP system implementation issues particularly as Cohu recently launched a new ERP system in first quarter 2020 and plans a broader rollout in 2020; The seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers particularly in light of weakened demand in 2019 followed by the COVID-19 global pandemic in 2020; and Rapid technological change.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

Net sales	$150,647	$143,498	$433,652	$441,318
Cost and expenses:
Cost of sales (excluding amortization)	87,147	84,565	253,111	265,564
Research and development	20,497	20,483	63,389	65,324
Selling, general and administrative (2)	31,336	33,690	95,664	108,404
Amortization of purchased intangible assets	9,783	9,969	28,848	29,975
Restructuring charges	412	814	1,400	10,720
Impairment charges (3)	7,300	-	11,249	-
Gain on sale of facilities (4)	(4,468)	-	(4,495)	-
	152,007	149,521	449,166	479,987
Loss from operations	(1,360)	(6,023)	(15,514)	(38,669)
Other (expense) income:
Interest expense	(3,021)	(5,000)	(10,904)	(15,789)
Gain on extinguishment of debt (5)	293	-	293	-
Interest income	42	190	210	603
Foreign transaction gain (loss)	(1,484)	1,630	(2,528)	1,302
Loss from continuing operations before taxes	(5,530)	(9,203)	(28,443)	(52,553)
Income tax provision	1,116	1,277	261	161
Loss from continuing operations	(6,646)	(10,480)	(28,704)	(52,714)

Discontinued operations: (6)
Income from discontinued operations before taxes	-	173	46	400
Income tax provision	-	19	4	58
Income from discontinued operations	-	154	42	342
Net loss	(6,646)	(10,326)	$(28,662)	$(52,372)
Net income (loss) attributable to noncontrolling interest	-	142	-	62
Net loss attributable to Cohu	$(6,646)	$(10,468)	$(28,662)	$(52,434)

Loss per share:
Basic:
Loss from continuing operations before noncontrolling interest	$(0.16)	$(0.25)	$(0.69)	$(1.28)
Income from discontinued operations	-	0.00	0.00	0.00
Net income (loss) attributable to noncontrolling interest	-	(0.00)	-	(0.00)
Net loss attributable to Cohu	$(0.16)	$(0.25)	$(0.69)	$(1.28)

Diluted:
Loss from continuing operations before noncontrolling interest	$(0.16)	$(0.25)	$(0.69)	$(1.28)
Income from discontinued operations	-	0.00	0.00	0.00
Net income (loss) attributable to noncontrolling interest	-	(0.00)	-	(0.00)
Net loss attributable to Cohu	$(0.16)	$(0.25)	$(0.69)	$(1.28)

Weighted average shares used in (7)
computing loss per share:
Basic	41,947	41,229	41,764	41,075
Diluted	41,947	41,229	41,764	41,075

(1)	The three- and nine-month periods ended September 26, 2020 and September 28, 2019 were both comprised of 13 weeks and 39 weeks, respectively.
(2)	For the nine-month period ended September 28, 2019 Xcerra transaction costs were $0.4 million. No transaction costs were incurred during the three-month period ended September 28, 2019 or during 2020.
(3)

Included in our results for the three- and nine-month period ended September 26, 2020 is impairment charges recorded in the third and first quarter to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

During the third quarter of 2020 we completed the sale of our facility in Rosenheim, Germany which generated a gain of $4.5 million. In the second quarter of 2020 we completed the sale of our facility in Penang, Malaysia which generated a gain of $27,000. The gain related to the sale of the Penang facility was previously included in SG&A and has been reclassified to gain on sale of facility for the nine months ended September 26, 2020. Both facilities were sold as part of the previously announced Xcerra integration program.

(5)	In August 2020 we repurchased and retired $16.4 million of our outstanding Term Loan B which resulted in a gain from the extinguishment of debt.
(6)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of this business.

(7)

For the three- and nine-month periods ended September 26, 2020 and September 28, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)
	September 26,	December 28,
	2020	2019
Assets:
Current assets:
Cash and investments	$170,875	$156,098
Accounts receivable	116,805	127,921
Inventories	137,879	130,706
Other current assets	19,259	21,468
Current assets of discontinued operations (1)	-	3,503
Total current assets	444,818	439,696
Property, plant & equipment, net	64,546	70,912
Goodwill	244,341	238,669
Intangible assets, net	238,832	275,019
Operating lease right of use assets	30,099	33,269
Other assets	23,717	20,030
Noncurrent assets of discontinued operations (1)	-	115
Total assets	$1,046,353	$1,077,710

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$5,209	$3,195
Current installments of long-term debt	2,990	3,322
Deferred profit	11,859	7,645
Other current liabilities	126,845	134,124
Current liabilities of discontinued operations (1)	-	599
Total current liabilities	146,903	148,885
Long-term debt	331,469	346,518
Non-current operating lease liabilities	26,532	28,877
Other noncurrent liabilities	66,840	70,334
Noncurrent liabilities of discontinued operations (1)	-	24
Cohu stockholders’ equity	474,609	483,072
Total liabilities & stockholders’ equity	$1,046,353	$1,077,710

(1)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the fixtures business has been presented as discontinued operations since that date. The sale of this business was completed in February 2020.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	September 26,	June 27,	September 28,
	2020	2020	2019
Loss from operations - GAAP basis (a)	$(1,360)	$(528)	$(6,023)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	218	211	212
Research and development (R&D)	782	828	820
Selling, general and administrative (SG&A)	2,299	2,364	2,474
	3,299	3,403	3,506
Amortization of purchased intangible assets (c)	9,783	9,527	9,969
Restructuring charges related to inventory adjustments in COS (d)	2,606	72	1,114
Restructuring charges (d)	412	585	814

Manufacturing and sales transition costs included in (e):
COS	-	-	416
SG&A	179	76	152
	179	76	568
Impairment charges (f)	7,300	-	-
Gain on sale of facility (g)	(4,468)	(27)	-
PP&E step-up included in SG&A (h)	243	243	1,257
Income from operations - non-GAAP basis (i)	$17,994	$13,351	$11,205

Loss from continuing operations - GAAP basis	$(6,646)	$(4,740)	$(10,480)
Non-GAAP adjustments (as scheduled above)	19,354	13,879	17,228
Tax effect of non-GAAP adjustments (j)	(1,080)	(2,011)	(1,836)
Income from continuing operations - non-GAAP basis	$11,628	$7,128	$4,912

GAAP loss from continuing operations per share - diluted	$(0.16)	$(0.11)	$(0.25)

Non-GAAP income from continuing operations per share - diluted (k)	$0.27	$0.17	$0.12

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization and impairment charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(0.9)%, (0.4)% and (4.2)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)

To eliminate the gains generated by the sale of the Company’s facilities in Rosenheim Germany in the third quarter and Penang Malaysia in the second quarter, sold as part of the previously announced Xcerra integration and restructuring program.

(h)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(i)	11.9%, 9.3% and 7.8% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

The three months ended September 26, 2020, June 27, 2020 and September 28, 2019 were computed using 42,659, 42,283 and 41,587 shares outstanding, respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Nine Months Ended
	September 26,	September 28,
	2020	2019
Loss from operations - GAAP basis (a)	$(15,514)	$(38,669)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	641	545
Research and development (R&D)	2,443	2,234
Selling, general and administrative (SG&A)	7,229	8,082
	10,313	10,861
Amortization of purchased intangible assets (c)	28,848	29,975
Restructuring charges related to inventory adjustments in COS (d)	4,281	321
Restructuring charges (d)	1,400	10,720
Manufacturing and sales transition costs included in (e):
COS	-	1,211
SG&A	318	1,266
	318	2,477

Impairment charges (f)	11,249	-

Acquisition costs included in SG&A (g)	-	404
Gain on sale of facility (h)	(4,495)	-
Inventory step-up included in COS (i)	-	6,038
PP&E step-up included in SG&A (j)	729	3,771
Income from operations - non-GAAP basis (k)	$37,129	$25,898

Income (loss) from continuing operations - GAAP basis	$(28,704)	$(52,714)
Non-GAAP adjustments (as scheduled above)	52,643	64,567
Tax effect of non-GAAP adjustments (l)	(5,051)	(7,542)
Income from continuing operations - non-GAAP basis	$18,888	$4,311

GAAP loss per share from continuing operations - diluted	$(0.69)	$(1.28)

Non-GAAP income per share - diluted (m)	$0.44	$0.10

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(3.6)% and (8.8)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Xcerra.
(h)

To eliminate the gains generated by the sale of the Company’s facilities in Rosenheim Germany in the third quarter and Penang Malaysia in the second quarter, sold as part of the previously announced Xcerra integration and restructuring program.

(i)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(j)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(k)	8.6% and 5.9% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The nine months ended September 26, 2020 and September 28, 2019 were computed using 42,457 and 41,527 shares outstanding, respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	September 26,	June 27,	September 28,
	2020	2020	2019

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$63,500	$60,957	$58,933
Non-GAAP adjustments to cost of sales (as scheduled above)	2,824	283	1,742
Gross profit - Non-GAAP basis	$66,324	$61,240	$60,675

As a percentage of net sales:
GAAP gross profit	42.2%	42.3%	41.1%
Non-GAAP gross profit	44.0%	42.5%	42.3%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(6,646)	$(4,740)	$(10,468)
(Income) loss from discontinued operations	-	-	(154)
Income tax provision	1,116	137	1,277
Interest expense	3,021	3,456	5,000
Interest income	(42)	(21)	(190)
Amortization of purchased intangible assets	9,783	9,527	9,969
Depreciation	3,462	3,557	5,231
Amortization of cloud-based software implementation costs (2)	318	308	-
Other non-GAAP adjustments (as scheduled above)	9,328	4,109	5,456
Adjusted EBITDA	$20,340	$16,333	$16,121

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(4.4)%	(3.3)%	(7.3)%
Adjusted EBITDA	13.5%	11.3%	11.2%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,860	$61,485	$64,956
Non-GAAP adjustments to operating expenses (as scheduled above)	(16,530)	(13,596)	(15,486)
Operating Expenses - Non-GAAP basis	$48,330	$47,889	$49,470

(1)	Excludes amortization of $7,447, $7,256 and $7,597 for the three months ending September 26, 2020, June 27, 2020 and September 28, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Nine Months Ended
	September 26,	September 28,
	2020	2019
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$180,541	$175,754
Non-GAAP adjustments to cost of sales (as scheduled above)	4,922	8,115
Gross profit - Non-GAAP basis	$185,463	$183,869

As a percentage of net sales:
GAAP gross profit	41.6%	39.8%
Non-GAAP gross profit	42.8%	41.7%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(28,662)	$(52,434)
(Income) loss from discontinued operations	(42)	(342)
Income tax provision	261	161
Interest expense	10,904	15,789
Interest income	(210)	(603)
Amortization of purchased intangible assets	28,848	29,975
Depreciation	10,435	15,353
Amortization of cloud-based software implementation costs (2)	831	-
Other non-GAAP adjustments (as scheduled above)	23,066	29,728
Adjusted EBITDA	$45,431	$37,627

As a percentage of net sales:
Net loss attributable to Cohu - GAAP Basis	(6.6)%	(11.9)%
Adjusted EBITDA	10.5%	8.5%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$196,055	$214,423
Non-GAAP adjustments to operating expenses (as scheduled above)	(47,721)	(56,452)
Operating Expenses - Non-GAAP basis	$148,334	$157,971

(1)	Excludes amortization of $21,969 and $22,863 for the nine months ending September 26, 2020 and September 28, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.